UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2018 (April 24, 2018)

Nasdaq, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-32651	52-1165937
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Liberty Plaza, New York, New York	10006
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: +1 212 401 8700

No change since last report

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the annual meeting of stockholders of Nasdaq, Inc. (“Nasdaq” or the “Company”) held on April 24, 2018, the stockholders elected each of Nasdaq’s nominees for director to serve for terms of one year and until their successors are duly elected and qualified. The stockholders also approved the Company’s executive compensation on an advisory basis, as well as the Company’s Equity Incentive Plan, as amended and restated. The stockholders ratified the appointment of Ernst & Young LLP as Nasdaq’s independent registered public accounting firm for the fiscal year ending December 31, 2018. The stockholders did not approve the stockholder proposal entitled “Shareholder Right to Act by Written Consent.”

The table below shows the voting results, which exclude excess shares that were ineligible to vote as a result of the 5% voting limitation in the Company’s Amended and Restated Certificate of Incorporation, as amended (the “Certificate”).

		For	Against	Abstain	Broker Non-Votes
Proposal 1:	Election of Directors
	Melissa M. Arnoldi	101,628,593	84,944	23,186	8,463,121
	Charlene T. Begley	101,416,959	295,208	24,556	8,463,121
	Steven D. Black	101,253,317	459,410	23,996	8,463,121
	Adena T. Friedman	101,467,295	246,029	23,399	8,463,121
	Essa Kazim	101,443,170	268,849	24,704	8,463,121
	Thomas A. Kloet	101,655,466	56,190	25,067	8,463,121
	John D. Rainey	101,471,405	240,204	25,114	8,463,121
	Michael R. Splinter	101,281,809	430,861	24,053	8,463,121
	Jacob Wallenberg	100,932,292	779,063	25,368	8,463,121
	Lars R. Wedenborn	101,337,649	373,474	25,600	8,463,121
		For	Against	Abstain	Broker Non-Votes
Proposal 2:	Approve the Company’s Executive Compensation on an Advisory Basis	98,040,145	3,634,939	61,639	8,463,121
		For	Against	Abstain	Broker Non-Votes
Proposal 3:	Approve the Company’s Equity Incentive Plan, as Amended and Restated	96,145,386	5,538,996	52,341	8,463,121
		For	Against	Abstain	Broker Non-Votes
Proposal 4:	Ratify the Appointment of Ernst & Young LLP as Nasdaq’s Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2018	108,549,236	1,507,845	142,763	0
		For	Against	Abstain	Broker Non-Votes
Proposal 5:	Consider the Stockholder Proposal Entitled “Shareholder Right to Act by Written Consent”	47,750,394	53,856,227	130,102	8,463,121

Item 8.01. Other Events.

Nasdaq also is filing this Current Report on Form 8-K for the purpose of clarifying the description of its common stock and certain material provisions of its Certificate related to the common stock. In accordance with the interpretation of the staff of the Division of Corporation Finance of the Securities and Exchange Commission (the “Division”) set forth in Questions 123.07 and 126.23 of the Division’s Securities Act Forms Compliance and Disclosure Interpretations, the Company will incorporate by reference the clarifying description of its common stock and certain material provisions of the Certificate set forth below into registration statements on Form S-3 and Form S-8 filed under the Securities Act of 1933 in lieu of incorporation by reference of a description of the common stock contained in a registration statement filed under Section 12 of the Securities Exchange Act of 1934, as amended.

In this Current Report on Form 8-K, unless otherwise specified or the context requires otherwise, we use the terms “we,” “us” and “our” to refer to the Company.

DESCRIPTION OF CAPITAL STOCK

The following is a description of the material terms and provisions relating to our capital stock. Because it is a summary, the following description is not complete and is subject to and qualified in its entirety by reference to our Certificate and by-laws, and provisions of Delaware law which define the rights of our stockholders.

Authorized Capital

Our authorized capital stock consists of (i) 300,000,000 shares of common stock, par value $0.01 per share; and (ii) 30,000,000 shares of preferred stock, par value $0.01 per share. As of March 31, 2018, we had 172,396,708 shares of common stock issued and 166,946,592 shares outstanding and we had no shares of preferred stock issued and none outstanding. As of March 31, 2018, there were approximately 273 record holders of our common stock.

Common Stock

The holders of our common stock are entitled to one vote per share on all matters to be voted upon by the stockholders except that no person may exercise voting rights in respect of any shares in excess of 5% of the then outstanding shares of our Common Stock. Subject to certain additional conditions, this limitation does not apply to persons exempted from this limitation by our board of directors prior to the time such person owns more than 5.0% of the then-outstanding shares of our common stock.

At any meeting of our stockholders, a majority of the votes entitled to be cast will constitute a quorum for such meeting.

Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our board of directors out of funds legally available for them. In the event of our liquidation, dissolution, or winding-up, the holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding. Our common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to our common stock. All outstanding shares of common stock are fully paid and non-assessable. Future dividends, if any, will be determined by our board of directors.

Preferred Stock

Our Board of Directors may provide by resolution for the issuance of preferred stock, in one or more series, and to fix the powers, preferences, and rights, and the qualifications, limitations, and restrictions thereof, of this preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund provisions, if any, and the number of shares constituting any series or the designation of such series. The issuance of preferred stock could have the effect of decreasing the market price of our common stock and could adversely affect the voting and other rights of the holders of our common stock.

Certain Provisions of our Certificate and By-Laws

Some provisions of our Certificate and by-laws, which provisions are summarized below, may be deemed to have an anti-takeover effect and may delay, defer, or prevent a tender offer or takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the market price for the shares held by stockholders.

Advance Notice Requirements for Stockholder Proposals and Directors Nominations

Our by-laws provide that stockholders seeking to bring business before an annual meeting of stockholders, or to nominate candidates for election as directors at an annual meeting of stockholders, must provide timely notice in writing. To be timely, a stockholder’s notice must be delivered to or mailed and received at our principal executive offices not less than 90 nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, that in the event that the annual meeting is called for a date that is not within 30 days before or 70 days after such anniversary date, notice by the shareholder in order to be timely must be received not earlier than 120 days prior to the meeting and not later than the later of 90 days prior to the meeting and the close of business on the 10th day following the date on which notice of the date of the annual meeting was first publicly announced by Nasdaq. In the case of a special meeting of stockholders called for the purpose of electing directors, notice by the stockholder in order to be timely must be received not earlier than 120 days prior to the meeting and not later than the later of 90 days prior to the meeting or the close of business on the 10th day following the day on which public disclosure of the date of the special meeting and our nominees was first made. In addition, the by-laws specify certain requirements as to the form and content of a stockholder’s notice. These provisions may preclude stockholders from bringing matters before an annual meeting of stockholders or from making nominations for directors at an annual or special meeting of stockholders.

Proxy Access

Our by-laws include a proxy access provision that permits a stockholder, or a group of stockholders, owning at least three percent of our outstanding shares of common stock continuously for at least three years to nominate and include in the proxy materials for an annual meeting of stockholders director nominees constituting up to the greater of two individuals and 25% of the total number of directors then in office, provided that the stockholder(s) and nominee(s) satisfy the requirements specified in the by-laws.

Stockholder Action

Our Certificate provides that stockholders are not entitled to act by written consent in lieu of a meeting.

Right to Call Special Meeting

Our by-laws provide that stockholders representing 15% or more of our outstanding shares can convene a special meeting of shareholders.

Amendments; Vote Requirements

The General Corporation Law of the State of Delaware provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation, unless a corporation’s certificate of incorporation requires a greater percentage. Our Certificate imposes majority voting requirements in connection with stockholder amendments to the by-laws and in connection with the amendment of certain provisions of the Certificate, including those provisions of the Certificate relating to the limitations on voting rights of certain persons, removal of directors and prohibitions on stockholder action by written consent.

Authorized But Unissued Shares

The authorized but unissued shares of our common stock and preferred stock will be available for future issuance without stockholder approval in most cases. These additional shares may be utilized for a variety of corporate purposes, including future public or private offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of our common stock and preferred stock could render more difficult, or discourage, an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Delaware Business Combination Statute

We are organized under Delaware law. Delaware law generally prohibits a publicly-held or widely-held corporation from engaging in a “business combination” with an “interested stockholder” for three years after the stockholder becomes an interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns (or, in some cases, within three years, did own) directly or indirectly 15% or more of the corporation’s outstanding voting stock. A “business combination” includes a merger, asset sale or other transaction that results in a financial benefit to the interested stockholder. However, Delaware law does not prohibit these business combinations if:

1.	before the stockholder becomes an interested stockholder, the corporation’s board approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

2.	after the transaction that results in the stockholder becoming an interested stockholder, the interested stockholder owns at least 85% of the corporation’s outstanding voting stock (excluding certain shares); or

3.	the corporation’s board approves the business combination and the holders of at least two-thirds of the corporation’s outstanding voting stock that the interested stockholder does not own authorize the business combination at a meeting of stockholders.

Listing; Transfer Agent and Registrar

Our common stock is listed on The Nasdaq Stock Market under the trading symbol “NDAQ.” The transfer agent and registrar for our common stock is Computershare. Its address is 480 Washington Boulevard, Jersey City, New Jersey 07310 and its telephone number is +1 800 736 3001.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 27, 2018	Nasdaq, Inc.

	By:	/S/ EDWARD S. KNIGHT
Edward S. Knight Executive Vice President and Global Chief Legal and Policy Officer